

<ARTICLE>                     5
<LEGEND>
This schedule  contains summary  information  extracted from Krupp Realty Fund 4
Financial  Statements  for the  nine  months  ended  September  30,  2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              DEC-31-2000
<PERIOD-START>                                 JAN-01-2000
<PERIOD-END>                                   SEP-30-2000
<CASH>                                             886,322
<SECURITIES>                                             0
<RECEIVABLES>                                        9,668 <F1>
<ALLOWANCES>                                             0
<INVENTORY>                                              0
<CURRENT-ASSETS>                                   786,712
<PP&E>                                          36,478,774 <F2>
<DEPRECIATION>                                 (26,268,061)<F3>
<TOTAL-ASSETS>                                  11,893,415
<CURRENT-LIABILITIES>                            1,021,726
<BONDS>                                         16,299,219 <F4>
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                                 0
<OTHER-SE>                                      (5,427,530)<F5>
<TOTAL-LIABILITY-AND-EQUITY>                    11,893,415
<SALES>                                                  0
<TOTAL-REVENUES>                                 5,462,331 <F6>
<CGS>                                                    0
<TOTAL-COSTS>                                            0
<OTHER-EXPENSES>                                 3,994,126 <F7>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                               1,162,245
<INCOME-PRETAX>                                          0
<INCOME-TAX>                                             0
<INCOME-CONTINUING>                                      0
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                      2,323 <F8>
<CHANGES>                                                0
<NET-INCOME>                                       303,637 <F9>
<EPS-BASIC>                                              0 <F9>
<EPS-DILUTED>                                            0 <F9>

<F1> Includes all receivables grouped in "prepaid expenses and other  assets" on the Balance Sheet.
<F2> Multi-family complexes of $36,131,173 and deferred expenses of $347,601.
<F3> Accumulated  depreciation of  $25,935,707  and  accumulated amortization of deferred expenses of $332,354
<F4> Represents mortgage notes payable.
<F5> Represents total deficit of the General  Partners and  Limited Partners  of
     ($312,828) and ($5,114,702), respectively.
<F6> Includes all revenue of the Partnership.
<F7> Includes  operating expenses  of $2,135,328, real  estate taxes of $618,465 and depreciation and amortization of $1,240,333.
<F8> Includes minority interest of ($2,323).
<F9> Net income  allocated $3,036 to  the General  Partners  and $300,601 to the
     Limited Partners. Average net income per Unit of Limited Partners interest is $9.62 on 30,000 Unites outstanding.

